UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 21, 2006 (December 18, 2006)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 18, 2006, Introgen Therapeutics, Inc. (the “Company”) entered into an amendment to its patent and technology license agreement dated July 20, 1994, with The University of Texas M. D. Anderson Cancer Center and the Board of Regents of The University of Texas System (the “Board of Regents”), which amendment is effective as of December 13, 2006. In connection with this amendment, the Company obtained from the Board of Regents a worldwide, exclusive license to a portfolio of patent applications directed at methods and compositions of use for INGN 241 in combination with several currently available therapies, including conventional chemotherapies, vascular endothelial growth factor inhibitors such as Avastin®, non-steroidal anti-inflammatory drugs, including COX-2 inhibitors such as Celebrex®, and proteasome inhibitors such as Velcade®.
Item 8.01. Other Events.
     On December 21, 2006, the Company issued a press release announcing that it had obtained the exclusive license to the portfolio of patent applications discussed above. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 21, 2006.